Exhibit 3.1

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CONSOLIDATED COMMUNICATIONS ILLINOIS HOLDINGS, INC.
a Delaware corporation

     Consolidated Communications Illinois Holdings, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

     1. The name of the Corporation is Consolidated Communications Illinois Holdings, Inc.

     2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 22, 2002. The Corporation was originally incorporated under the name Homebase Acquisition Corp.

     3. The provisions of the Certificate of Incorporation of the Corporation as herein amended are hereby restated and integrated into a single instrument which is set forth in Exhibit A hereto, and which is entitled “Amended and Restated Certificate of Incorporation of Consolidated Communications Holdings, Inc.”

     4. The Amended and Restated Certificate of Incorporation herein certified has been duly adopted by the Corporation’s Board of Directors and by the Corporation’s stockholders in accordance with Sections 228, 242 and 245 of the DGCL.

     5. The Certificate of Incorporation of the Corporation as amended and restated herein shall, at the effective time of this Amended and Restated Certificate of Incorporation, be read in its entirety as set forth in Exhibit A annexed hereto and is hereby incorporated herein by this reference.

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation as of this   day of July, 2005.

CONSOLIDATED COMMUNICATIONS ILLINOIS HOLDINGS, INC., a Delaware corporation
By:
	Name:	Steven. L. Grissom
	Title:	Secretary

EXHIBIT A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

ARTICLE I
NAME OF CORPORATION

     The name of the corporation is Consolidated Communications Holdings, Inc. (the “Corporation”).

ARTICLE II
REGISTERED OFFICE

     The address of its registered office in the State of Delaware is 9 East Loockerman Street, Suite 1B, in the City of Dover, County of Kent. The name of its registered agent at such address is National Registered Agents, Inc.

ARTICLE III
PURPOSE

     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DCGL”).

ARTICLE IV
CAPITAL STOCK

     A. Authorized Classes of Stock and Number of Shares. The Corporation is authorized to issue two classes of stock, to be designated, respectively, “Common Stock” and “Preferred Stock”. The total number of shares that the Corporation is authorized to issue is 110,000,000 shares consisting of (1) 100,000,000 shares of Common Stock, par value $0.01 per share and (2) 10,000,000 shares of Preferred Stock, par value $0.01 per share.

     B. Preferred Stock. Authority is hereby expressly granted to and vested in the Board of Directors from time to time to authorize and issue some or all of the Preferred Stock in one or more classes or series, and in connection with the creation of any such class or series, to determine and fix, by resolution or resolutions providing for the issuance thereof, such designations, powers, preferences, rights, qualifications, limitations and restrictions thereof, including, without limitation, the following:

     1. whether or not the class or series is to have voting rights, full or limited, or is to be without voting rights;

     2. the number of shares to constitute the class or series and the designations thereof;

     3. the preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;

     4. whether or not the shares of any class or series shall be redeemable, and if redeemable, the redemption price or prices, and the time or times at which and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

     5. whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking fund or funds be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

     6. the dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of the dividends payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

     7. the preferences, if any, and the amounts thereof that the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

     8. whether or not the shares of any class or series shall be convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such conversion or exchange may be made, with such adjustment, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

     9. such other designations, powers, preferences, rights, qualifications, limitations and restrictions with respect to any class or series as the Board of Directors may deem advisable.

     The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. Subject to the terms of the designation of the applicable class or series of Preferred Stock, the Board of Directors may (a) increase the number of shares of Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any existing class or series by a resolution, or (b) decrease the number of shares of Preferred Stock designated for any class or series by a resolution subtracting from such class or series unissued shares of the Preferred Stock designated for such class or series and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

     C. Common Stock.

     1. Dividend Rights. Subject to the rights of holders of any Preferred Stock having prior rights as to dividends, holders of Common Stock shall be entitled to share ratably, on an equal per share basis, in all dividends and other distributions payable in cash, securities or other property of the Corporation as may be declared thereon by the Board of Directors of the Corporation from time to time out of assets or funds of the Corporation legally available therefor.

     2. Preemptive Rights. No holder of Common Stock shall have any preemptive rights with respect to the Common Stock or any other securities of the Corporation, or any obligations convertible into or execisable or exchangeable for (directly or indirectly) securities of the Corporation whether now or hereafter authorized.

     3. Liquidation Rights. Upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the Corporation’s debts and subject to any rights of the holders of any Preferred Stock upon such dissolution, liquidation or winding up, the remaining assets of the Corporation shall be distributed ratably on an equal per share basis among the holders of shares of Common Stock. A merger or consolidation of the Corporation with or into any other corporation or entity, or a sale or conveyance of all or any part of the assets of the Corporation shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the Corporation.

     4. Voting Rights. Except as otherwise provided by the DGCL or this Amended and Restated Certificate of Incorporation and subject to any rights of holders of any Preferred Stock, each holder of Common Stock shall be entitled to one vote for each share of Common Stock held by such holder on all matters voted upon by the stockholders of the Corporation.

     5. Redemption. The shares of Common Stock are not redeemable.

ARTICLE V
DURATION

     The Corporation is to have perpetual existence.

ARTICLE VI
BOARD OF DIRECTORS;
MANAGEMENT OF THE CORPORATION

     A. Classified Board of Directors. The directors shall be divided into three classes, designated as Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The initial division of the Board of Directors into classes shall be made by the decision of the affirmative vote of a majority of the entire Board of Directors following the filing and effectiveness of this Amended and Restated Certificate of Incorporation. The term of the initial Class I director(s) shall terminate on the date of the 2006 annual meeting; the term of the initial Class II director(s) shall terminate on the date of the 2007 annual meeting; and the term of the initial Class III director(s) shall terminate on the date of the 2008 annual meeting. At each succeeding annual meeting of stockholders beginning in 2006, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director. As used in this Amended and Restated Certificate of Incorporation, the term “entire Board of Directors” means the total number of directors that the Corporation would have if there were no vacancies.

     B. Vacancies; Removal Subject to the terms of any Preferred Stock, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled only by the affirmative vote of a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled only by the affirmative vote of a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor. Subject to the rights, if any, of the holders of Preferred Stock, any or all of the directors of the Corporation may be removed from office at any time, but only for cause, and then only upon the affirmative vote of the holders of not less than 66⅔% of the Corporation’s then outstanding Common Stock. Notwithstanding the foregoing, whenever the holders of any Preferred Stock shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article VI unless expressly provided by such terms.

     C. Number of Directors. Subject to the rights of the holders of any Preferred Stock, the number of directors of the Corporation shall be as from time to time fixed by a resolution adopted by not less than two-thirds of the members of the Board of Directors then in office; provided that the Board of Directors at no time shall consist of fewer than three (3) directors.

ARTICLE VII
STOCKHOLDER ACTION BY WRITTEN CONSENT

     Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

ARTICLE VIII
SIGNIFICANT CORPORATE TRANSACTIONS

     In addition to any affirmative vote required by the DGCL or any other provision of this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of not less than 75% of the Corporation’s then outstanding Common Stock shall be required for the approval or authorization of any merger, consolidation or sale of all or substantially all of the assets of the Corporation.

ARTICLE IX
AMENDMENT OF BYLAWS

     In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation’s Bylaws. The affirmative vote of not less than a majority of the entire Board of Directors shall be required to adopt, amend, alter or repeal the Corporation’s Bylaws. The Corporation’s Bylaws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of not less than a majority of the Corporation’s then outstanding Common Stock; provided, however that notwithstanding any other provision of this Amended and Restated Certificate of Incorporation or the Corporation’s Bylaws (and in addition to any other vote that may be required by law), the affirmative vote or holders of not less than 66⅔% of the Corporation’s then outstanding Common Stock shall be required to alter, amend or repeal, in whole or in part, Sections 2.02, 2.03, 3.02 or Section 9.01 of the Corporation’s Bylaws or to adopt any bylaw inconsistent with the purpose and intent of the foregoing provisions.

ARTICLE X
DIRECTOR LIABILITY

     To the fullest extent permitted by the DGCL, as the same may be amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is hereafter amended to authorize, with or without the approval of a corporation’s stockholders, further reductions in the liability of a corporation’s directors for breach of fiduciary duty, then a director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the DGCL as so amended.

     Any repeal or modification of the foregoing provisions of this Article X, by amendment of this Article X or by operation of law, shall not adversely affect any right or protection of a director of the Corporation with respect to any acts or omissions of such director occurring prior to such repeal or modification.

ARTICLE XI
INDEMNIFICATION

     To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and other agents of the Corporation (and any other persons to which Delaware law permits the Corporation to provide indemnification), through Bylaw provisions, agreements with any such director, officer, employee or other agent or other person, vote of stockholders or disinterested directors, or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable Delaware law (statutory or nonstatutory), with respect to actions for breach of duty to a corporation, its stockholders and others.

     Any repeal or modification of any of the foregoing provisions of this Article XI, by amendment of this Article XI or by operation of law, shall not adversely affect any right or protection of a director, officer, employee or other agent or other person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to such repeal or modification.

ARTICLE XII
AMENDMENT OF CERTIFICATE OF INCORPORATION

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed in this Amended and Restated Certificate of Incorporation, the Corporation’s Bylaws or the DGCL, and all rights herein conferred upon stockholders are granted subject to such reservation; provided, however, that, notwithstanding any other provision of this Amended and Restated Certificate of Incorporation (and in addition to any other vote that may be required by law), the affirmative vote of the holders of not less than 66⅔% of the Corporation’s then outstanding Common Stock shall be required to amend, alter, change or repeal, or to adopt any provisions as part of this Amended and Restated Certificate of Incorporation inconsistent with the purpose and intent of, Articles VI, VII, IX, X, XI of this Amended and Restated Certificate of Incorporation or this Article XII (as it relates to the foregoing provisions) and the affirmative vote of the holders of not less than 75% of the Corporation’s then outstanding Common Stock shall be required to amend, alter, change or repeal, or to adopt any provision as part of this Amended and Restated Certificate of Incorporation inconsistent with the purposes and intent of Article VIII of this Amended and Restated Certificate of Incorporation (or this Article XII as it relates to Article VIII).